UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                          Entry into a Material Definitive Agreement.

On April 9, 2018, Immunomedics, Inc. (the “Company”), issued a press release announcing that the Company had appointed Robert Iannone as the Company’s Chief Medical Officer, Head of Research and Clinical Development, effective as of April 9, 2018.

The full text of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K.

Appointment of Chief Medical Officer, Head of Research and Clinical Development

On March 27, 2018, upon recommendation from the Compensation Committee of the Board of Directors and approval by the Board of Directors, the Company entered into an Executive Employment Agreement (the “Iannone Agreement”) with Robert Iannone, pursuant to which Mr. Iannone will serve as the Company’s Chief Medical Officer, Head of Research and Clinical Development.

Mr. Iannone’s appointment as Chief Medical Officer, Head of Research and Clinical Development is effective as of April 9, 2018 (the “Iannone Effective Date”). The term of the Iannone Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Iannone Agreement. Mr. Iannone will receive an annual base salary of $460,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board of Directors, with a target of 45% of Mr. Iannone’s base salary for each applicable fiscal year. Mr. Iannone is entitled receive a sign-on cash bonus of $60,000, payable as soon as practicable after the Iannone Effective Date. Mr. Iannone will also receive reimbursement of up to $50,000 annually for commuting and housing expenses incurred commuting from Philadelphia, PA to the Company’s executive offices in Morris Plains, New Jersey.

On the Iannone Effective Date, Mr. Iannone was granted an incentive stock option (the “Iannone ISO Agreement”) to purchase 110,000 shares of the Company’s common stock, such option has a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Iannone Effective Date and is subject to the terms of the Iannone ISO Agreement. Such option will vest as to 25% of the shares underlying the option on the first anniversary of the Iannone Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Iannone Effective Date, in each case subject to Iannone’s continued employment on each such vesting date.

On the Iannone Effective Date, Mr. Iannone was also granted a nonqualified stock option (the “Iannone NQSO Agreement”) to purchase 70,000 shares of the Company’s common stock, such option has a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Iannone Effective Date and is subject to the terms of the Iannone NQSO Agreement. Such option will vest as to 25% of the shares underlying the option on the first anniversary of the Iannone Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Iannone Effective Date, in each case subject to Iannone’s continued employment on each such vesting date.

On the Iannone Effective Date, Mr. Iannone was also granted a second nonqualified stock option (the “Iannone Performance NQSO Agreement”) to purchase 140,000 shares of the Company’s common stock, such option will have a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Iannone Effective Date and is subject to the terms of the Iannone NQSO Agreement. Such option will vest on the same time-based schedule as the Iannone NQSO Agreement and based on the performance of the Company’s stock price.

In the event Mr. Iannone is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Iannone Agreement), Mr. Iannone will receive, provided that Mr. Iannone executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Iannone’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions, and (iii) continued health coverage for a period of between six (6) and twelve (12) months,  among other benefits and in each case subject to the terms and conditions of the Iannone Agreement.

In the event Mr. Iannone is terminated without Cause or resigns for Good Reason within one (1) year after a Change of Control, Mr. Iannone will receive, provided that Mr. Iannone executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Iannone’s employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus for the year in which he was terminated, (iii) continued health coverage for twelve (12) months, and (iv) accelerated vesting of the options granted pursuant to the Iannone NQSO Agreement described above,  among other benefits and subject to the terms and conditions of the Iannone Agreement.

Mr. Iannone does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. Mr. Iannone has not engaged in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.  There are no arrangements or understandings between Mr. Iannone and any other person(s) pursuant to which Mr. Iannone was appointed as the Company’s Chief Medical Officer, Head of Research and Clinical Development.

The Company expects to file the Iannone Agreement, the Iannone ISO Agreement, the Iannone NQSO Agreement and the Iannone Performance NQSO Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018. The foregoing descriptions are qualified in their entirety by reference to the complete text of the Iannone Agreement, the Iannone ISO Agreement, the Iannone NQSO Agreement and the Iannone Performance NQSO Agreement, when filed.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 5.02.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 The following exhibits are being filed herewith:

Exhibit No.	Exhibit
99.1	Immunomedics, Inc. Press Release, dated April 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: April 13, 2018	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer